UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 18, 2014

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

42 Orinda Way, Suite 125-A Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 700-0527

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Results of Operations and Financial Condition.

On August 18, 2014, the Board of Directors of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”) approved the revision of a previously declared distribution of $0.031084 that is payable on August 29, 2014. The new distribution amount is $0.030625. The change was made to keep its distribution rate as a percentage of the offering price constant at 7.35% per annum.

On August 18, 2014, the Board of Directors of VII Peaks Co-Optivist Income BDC II, Inc. (the "Company") declared six semi-monthly distributions of $0.030625 per share each (an annualized distribution rate of 7.35% for shareholders who invested at an offering price of $10.00 per share) to stockholders of record on August 28, 2014, payable September 15, 2014, stockholders of record on September 12, 2014, payable September 30, 2014, stockholders of record September 29, 2014, payable October 15, 2014, stockholders of record on October 14, 2014, payable October 31, 2014, stockholders of record on October 30, 2014, payable November 14, 2014 and stockholders of record on November 13, 2014, payable on November 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

August 19, 2014

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President